EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in Westmoreland Coal Company’s Registration Statement on Form S-3 (File No. 333-180946) and in the Registration Statements on Form S-8 (File Nos. 333-56904, 333-106852, 333-166393, and 333-181638) of our report dated April 25, 2014, relating to the combined consolidated financial statements of Prairie Mines & Royalty Ltd. and Coal Valley Resources Inc., appearing in the Current Report on Form 8-K dated May 2, 2014 of Westmoreland Coal Company, for the year ended December 31, 2013.

/s/ Deloitte LLP

Edmonton, Canada
July 8, 2014